Exhibit 99.6

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of May 22, 2024, by and among Construction Partners, Inc., a Delaware corporation (the “Company”), Ned N. Fleming, III (“Ned Fleming”), Fred J. (Jule) Smith, III (“Jule Smith”), the Michael H. McKay Trust dated April 1, 2008, of which Michael H. McKay is a trustee and beneficiary (the “McKay Trust”), SunTx Capital Partners II, L.P., a limited partnership controlled by Ned Fleming (“SunTx Partners II”), SunTx Capital Partners II Dutch Investors, L.P., a limited partnership controlled by Ned Fleming (“SunTx Partners Dutch LP”), the Fleming Family Management Trust, of which Lane Fleming is a trustee and beneficiary (the “Fleming Family Trust”), N. Nelson Fleming, IV (“Nelson Fleming”), and Grace Ltd., a limited partnership controlled by Charles E. Owens (“Grace Ltd.,” and collectively with Ned Fleming, Jule Smith, the McKay Trust, SunTx Partners II, SunTx Partners Dutch LP, the Fleming Family Trust and Nelson Fleming, the “Holders,” and each, an “Holder”). The Company and the Holders are referred to herein as the “Parties” and each a “Party.”

RECITALS

WHEREAS, Ned Fleming is the beneficial owner of 559,066 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and 5,949,748 shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”) (including 157,075 shares of Class A Common Stock and 2,695 shares of Class B Common Stock held directly by Ned Fleming);

WHEREAS, Ned Fleming desires to exchange 142,907 shares of his directly held Class A Common Stock (the “Old Ned Fleming Shares”) with the Company for 142,907 shares of newly issued Class B Common Stock (such newly issued shares, the “New Ned Fleming Shares”) on the terms and conditions set forth in this Agreement (the “Ned Fleming Exchange”);

WHEREAS, Jule Smith is the beneficial owner of 147,725 shares of Class A Common Stock and 476,523 shares of Class B Common Stock (including 147,725 shares of Class A Common Stock and 341,941 shares of Class B Common Stock held directly by Jule Smith);

WHEREAS, Jule Smith desires to exchange 28,343 shares of directly held Class A Common Stock (the “Old Smith Shares”) with the Company for 28,343 shares of newly issued Class B Common Stock (such newly issued shares, the “New Smith Shares”) on the terms and conditions set forth in this Agreement (the “Smith Exchange”);

WHEREAS, Michael H. McKay is the beneficial owner of 58,291 shares of Class A Common Stock and 40,098 shares of Class B Common Stock (including 52,624 shares of Class A Common Stock and 40,098 shares of Class B Common Stock held directly by the McKay Trust);

WHEREAS, the McKay Trust desires to exchange 33,099 shares of directly held Class A Common Stock (the “Old McKay Trust Shares”) with the Company for 33,099 shares of newly issued Class B Common Stock (such newly issued shares, the “New McKay Trust Shares”) on the terms and conditions set forth in this Agreement (the “McKay Trust Exchange”);

WHEREAS, SunTx Partners II is the beneficial owner of 234,930 shares of Class A Common Stock and 2,585,096 shares of Class B Common Stock;

WHEREAS, SunTx Partners II desires to exchange 26,607 shares of directly held Class A Common Stock (the “Old SunTx Partners II Shares”) with the Company for 26,607 shares of newly issued Class B Common Stock (such newly issued shares, the “New SunTx Partners II Shares”) on the terms and conditions set forth in this Agreement (the “SunTx Partners II Exchange”);

WHEREAS, SunTx Partners Dutch LP is the beneficial owner of 128,134 shares of Class A Common Stock and 1,294,908 shares of Class B Common Stock;

WHEREAS, SunTx Partners Dutch LP desires to exchange 13,499 shares of directly held Class A Common Stock (the “Old SunTx Partners Dutch LP Shares”) with the Company for 13,499 shares of newly issued Class B Common Stock (such newly issued shares, the “New SunTx Partners Dutch LP Shares”) on the terms and conditions set forth in this Agreement (the “SunTx Partners Dutch LP Exchange”);

WHEREAS, the Fleming Family Trust is the beneficial owner of 4,000 shares of Class A Common Stock;

WHEREAS, the Fleming Family Trust desires to exchange 4,000 shares of directly held Class A Common Stock (the “Old Fleming Family Trust Shares”) with the Company for 4,000 shares of newly issued Class B Common Stock (such newly issued shares, the “New Fleming Family Trust Shares”) on the terms and conditions set forth in this Agreement (the “Fleming Family Trust Exchange”);

WHEREAS, Nelson Fleming is the beneficial owner of 34,927 shares of Class A Common Stock and 317,198 shares of Class B Common Stock (including 34,927 shares of Class A Common Stock and 76,190 shares of Class B Common Stock held directly by Nelson Fleming);

WHEREAS, Nelson Fleming desires to exchange 1,545 shares of directly held Class A Common Stock (the “Old Nelson Fleming Shares”) with the Company for 1,545 shares of newly issued Class B Common Stock (such newly issued shares, the “New Nelson Fleming Shares”) on the terms and conditions set forth in this Agreement (the “Nelson Fleming Exchange”);

WHEREAS, Grace, Ltd. is the beneficial owner of 1,250,000 shares of Class B Common Stock;

WHEREAS, Grace, Ltd. desires to exchange 250,000 shares of its directly held Class B Common Stock (the “Old Grace Shares,” and, collectively with the Old Ned Fleming Shares, the Old Smith Shares, the Old McKay Trust Shares, the Old SunTx Partners II Shares, the Old SunTx Partners Dutch LP Shares, the Old Fleming Family Trust Shares, the Old Nelson Fleming Shares, the “Old Shares”) with the Company for 250,000 shares of newly issued Class A Common Stock (such newly issued shares, the “New Grace Shares,” and, collectively with the New Ned Fleming Shares, the New Smith Shares, the New McKay Trust Shares, the New SunTx Partners II Shares, the New SunTx Partners Dutch LP Shares, the New Fleming Family Trust Shares and the New Nelson Fleming Shares, the “New Shares”) on the terms and conditions set forth in this Agreement (the “Grace Exchange,” and, collectively with the Ned Fleming Exchange, the Smith Exchange, the McKay Trust Exchange, the SunTx Partners II Exchange, the SunTx Partners Dutch LP Exchange, the Fleming Family Trust Exchange and the Nelson Fleming Exchange, the “Exchanges”);

WHEREAS, the New Shares shall be issued in reliance upon an exemption from the registration requirements of Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), pursuant to Section 3(a)(9) thereunder;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange of Securities. Upon the terms and subject to the conditions of this Agreement and subject to the provisions of Section 1.2 hereof, (i) Ned Fleming shall tender the Old Ned Fleming Shares to the Company and the Company shall issue to Ned Fleming, and Ned Fleming shall accept from the Company, the New Ned Fleming Shares in exchange for the Old Ned Fleming Shares; (ii) Jule Smith shall tender the Old Smith Shares to the Company and the Company shall issue to Jule Smith, and Jule Smith shall accept from the Company, the New Smith Shares in exchange for the Old Smith Shares; (iii) the McKay Trust shall tender the Old McKay Trust Shares to the Company and the Company shall issue to the McKay Trust, and the McKay Trust shall accept from the Company, the New McKay Trust Shares in exchange for the Old McKay Trust Shares; (iv) SunTx Partners II shall tender the Old SunTx Partners II Shares to the Company and the Company shall issue to SunTx Partners II, and SunTx Partners II shall accept from the Company, the New SunTx Partners II Shares in exchange for the Old SunTx Partners II Shares; (v) SunTx Partners Dutch LP shall tender the Old SunTx Partners Dutch LP Shares to the Company and the Company shall issue to SunTx Partners Dutch LP, and SunTx Partners Dutch LP shall accept from the Company, the New SunTx Partners Dutch LP Shares in exchange for the Old SunTx Partners Dutch LP Shares; (vi) the Fleming Family Trust shall tender the Old Fleming Family Trust Shares to the Company and the Company shall issue to the Fleming Family Trust, and the Fleming Family Trust shall accept from the Company, the New Fleming Family Trust Shares in exchange for the Old Fleming Family Trust Shares; (vii) Nelson Fleming shall tender the Old Nelson Fleming Shares to the Company and the Company shall issue to Nelson Fleming, and Nelson Fleming shall accept from the Company, the New Nelson Fleming Shares in exchange for the Old Nelson Fleming Shares; and (viii) Grace, Ltd. shall tender the Old Grace Shares to the Company and the Company shall issue to Grace, Ltd., and Grace, Ltd. shall accept from the Company, the New Grace Shares in exchange for the Old Grace Shares.

Section 1.2 Treatment of Old Shares. Upon the completion of the Exchanges, the Old Shares shall be held as treasury stock of the Company. Each Holder hereby acknowledges and agrees that such Holder shall have no further right, interest, claim or title in the Old Shares upon the completion of the Exchanges.

Section 1.3 Section 3(a)(9) Exchange. The New Shares shall be issued without registration under the Securities Act in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act. Each Holder acknowledges that the Company is relying upon the truth and accuracy of, and each Holder’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemption and the eligibility of each Holder for the Exchange.

Section 1.4 Further Assurances. Each Holder shall execute and deliver to the Company, at the Company’s request, all documentation related to the right, title and interest in and to all of such Holder’s Old Shares, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) such Holder’s Old Shares.

ARTICLE II

Representations and Warranties of the Holders

Each Holder, severally and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof, each of which shall survive the consummation of the transactions contemplated hereby to the extent set forth herein:

Section 2.1 Existence and Power.

(a) Such Holder is either (i) a natural person and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, (ii) a duly formed, validly existing limited partnership in good standing under the laws of the jurisdiction of its formation and has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby or (iii) a duly formed, validly existing statutory or common law trust in good standing under the laws of the jurisdiction of its formation and has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which such Holder is a party, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to limit such Holder’s power to transfer such Holder’s Old Shares in accordance with Section 1.1 hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Exchange Shares. Such Holder has good and valid title to such Holder’s Old Shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto, except for any restrictions on transfer under the Securities Act or other applicable securities laws. Such Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of such Holder’s Old Shares or its rights in such Holder’s Old Shares, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Holder’s Old Shares which would limit such Holder’s ability to fulfill its obligations hereunder.

Section 2.4 Acknowledgement; Waiver. Such Holder acknowledges that it is experienced, sophisticated and knowledgeable in the trading of securities of public companies and that such Holder has been given the opportunity to seek any information and ask any questions of the Company which it deems necessary in order to make an informed decision with respect to the transaction contemplated by this Agreement. Such Holder represents that it has, based on information it deems adequate and appropriate, made its own independent investigation and evaluation of the financial condition of the Company and the value of its Old Shares and the relevant New Shares without any reliance on the Company.

Section 2.5 Professional Advice. With respect to the legal, tax, accounting and other economic considerations involved in the Exchanges, such Holder has not relied on the Company or any of its affiliates, and such Holder has carefully considered and has, to the extent such Holder believes such discussion is necessary, discussed with its professional legal, tax, accounting and financial advisors the implications of the Exchanges and its holding and any subsequent sale of such Holder’s New Shares for such Holder’s particular legal, tax, accounting and financial situation.

Section 2.6 No Solicitation. Such Holder has not been solicited by anyone on behalf of the Company to enter into the transactions contemplated by this Agreement.

Section 2.7 No Commissions. Such Holder has not paid or given to any person, or received from any person, directly or indirectly, any commission or other remuneration in connection with the transactions contemplated by this Agreement.

Section 2.8 Prior Purchases. Such Holder has not made any purchase of the Class A Common Stock or Class B Common Stock within the six (6) months immediately preceding the date hereof.

ARTICLE III

Representations and Warranties of the Company

The Company hereby makes the following representations and warranties to each Holder as of the date hereof, each of which shall survive the consummation of the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company; and (ii) do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to limit the Company’s ability to perform its obligations hereunder.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the New Shares. The New Shares, when issued and delivered in accordance with the terms of, and for the consideration set forth in, this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer and liens or encumbrances, except for any restrictions on transfer under the Securities Act or other applicable securities laws. Assuming the accuracy of the representations of each Holder in Article II of this Agreement, the New Shares will be issued in compliance in all material respects with all applicable federal and state securities laws. The Company has a sufficient number of authorized and unissued shares of Class A Common Stock and Class B Common Stock to consummate the Exchanges.

Section 3.4 No Commissions. The Company has not paid or given to any person, or received from any person, directly or indirectly, any commission or other remuneration in connection with the transactions contemplated by this Agreement.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 Survival of Representations and Warranties. The respective representations and warranties of each Holder and the Company as set forth in Articles II and III, respectively, shall survive the consummation of the transactions contemplated by this Agreement.

Section 4.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent by reputable overnight courier service (charges prepaid) or sent via facsimile or other means of electronic delivery (including email):

(a) If to an Holder, at the Holder’s address as set forth in the records of the Company.

(b) If to the Company, at its address, as follows:

Construction Partners, Inc.

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

Attn: Ryan Brooks, Senior Vice President, Legal

Email: rybrooks@constructionpartners.net

Each Party hereto by notice to the other Party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when sent, if transmitted by electronic delivery or facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 4.3 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their successors and assigns.

Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile, including PDF, shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 4.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its conflicts of law rules. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT IS HEREBY WAIVED BY THE PARTIES.

Section 4.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a Party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto.

Section 4.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such noncompliance or breach.

Section 4.10 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.11 No Broker. Neither Party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 4.12 Further Assurances. Each Party hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as any other Party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.13 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.14 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[The remainder of this page is intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY: CONSTRUCTION PARTNERS, INC.

By:	/s/ Fred J. Smith, III
Name:	Fred J. Smith, III
Title:	President and Chief Executive Officer

Signature Page to Exchange Agreement

HOLDERS: NED N. FLEMING, III

By:	/s/ Ned N. Fleming, III
Name:	Ned N. Fleming, III

Signature Page to Exchange Agreement

FRED J. (JULE) SMITH, III

By:	/s/ Fred J. (Jule) Smith, III
Name:	Fred J. (Jule) Smith, III

Signature Page to Exchange Agreement

SUNTX CAPITAL PARTNERS II, L.P.

By:	SunTx Capital Partners II GP, L.P., its general partner

By:	SunTx Capital II Management Corp., its general partner

By:	/s/ Ned N. Fleming, III
Name:	Ned N. Fleming, III
Title:	Director

Signature Page to Exchange Agreement

SUNTX CAPITAL PARTNERS II DUTCH INVESTORS, L.P.

By:	SunTx Capital Partners II GP, L.P., its general partner

By:	SunTx Capital II Management Corp., its general partner

By:	/s/ Ned N. Fleming, III
Name:	Ned N. Fleming, III
Title:	Director

Signature Page to Exchange Agreement

N. NELSON FLEMING, IV

By:	/s/ N. Nelson Fleming, IV
Name:	N. Nelson Fleming, IV

Signature Page to Exchange Agreement

THE MICHAEL H. MCKAY TRUST DATED APRIL 1, 2008

By:	/s/ Michael H. McKay
Name:	Michael H. McKay
Title:	Trustee

Signature Page to Exchange Agreement

FLEMING FAMILY MANAGEMENT TRUST

By:	/s/ Lane Fleming
Name:	Lane Fleming
Title:	Trustee

Signature Page to Exchange Agreement

GRACE, LTD.

By:	/s/ Charles E. Owens
Name:	Charles E. Owens
Title:	General Partner

Signature Page to Exchange Agreement